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                                  EXHIBIT 99.1

                 Grand Junction Networks, Inc. 1992 Stock Plan.


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                          GRAND JUNCTION NETWORKS, INC.
                                 1992 STOCK PLAN
                 (AS AMENDED EFFECTIVE_________________ , 1995)

                  1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of the grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

                  2. Definitions. As used herein, the following definitions shall apply:

                     (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                     (b) "Board" means the Board of Directors of the Company.

                     (c) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                     (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

                     (e) "Common Stock" means the Common Stock, par value $0.001, of the Company.

                     (f) "Company" means Grand Junction Networks, Inc., a Delaware corporation.

                     (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.



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                     (h) "Employee" means any person, including officers and
directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     (j) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                          (i) If the Common Stock is listed on any established
stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                          (ii) If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

                          (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                     (k) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                     (l) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                     (m) "Option" means a stock option granted pursuant to the Plan.

                     (n) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

                     (o) "Optioned Stock" means the Common Stock subject to an Option.

                                       2.


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                     (p) "Optionee" means an Employee or Consultant who receives an Option.

                     (q) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                     (r) "Plan" means this 1992 Stock Plan, as amended from time to time.

                     (s) "Purchaser" means an Employee or Consultant who exercises a Stock Purchase Right.

                     (t) "Restricted Stock Agreement" means a written agreement between the Company and a Purchaser setting forth the terms, conditions and restrictions of the Restricted Stock acquired by the Purchaser upon the exercise of a Stock Purchase Right.

                     (u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                     (v) "Stock Purchase Right" means the right to purchase Restricted Stock granted pursuant to Section 11 of the Plan.

                     (w) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                     (x) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company within the meaning of
Section 422(b)(6) of the Code.

                  3. Stock Subject to the Plan. Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is [5,450,000] shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under plan.

                                       3.


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                  4. Administration of the Plan.

                     (a) Procedure.

                         (i) Administration With Respect to Directors and
Officers. With respect to grants of Options or Stock Purchase Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                         (ii) Multiple Administrative Bodies. If permitted by
Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                         (iii) Administration With Respect to Consultants and
Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                     (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                         (i) to determine the Fair Market Value of the Common
Stock, in accordance with Section 2(j) of the Plan;

                                       4.



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                         (ii) to select the officers, Consultants and Employees
to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

                         (iii) to determine whether and to what extent Options
and Stock Purchase Rights or any combination thereof, are granted hereunder;

                         (iv) to determine the number of shares of Common Stock
to be covered by each such award granted hereunder;

                         (v) to designate Options as Incentive Stock Options or
Nonstatutory Stock Options;

                         (vi) to approve forms of Option Agreement and
Restricted Stock Agreement for use under the Plan;

                         (vii) to determine the terms, conditions and
restrictions applicable to each Option and Stock Purchase Right (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (A) the exercise price of the Option or Stock Purchase Right, (B) the method of payment for shares purchased upon the exercise of the Option or Stock Purchase Right, (C) the method for satisfaction of any tax withholding obligation arising in connection with the Option, Stock Purchase Right or shares acquired upon the exercise thereof, including by the withholding or delivery of shares of stock, (D) the timing, terms and conditions of the exercisability of the Option or Stock Purchase Right or the vesting of any shares acquired upon the exercise thereof, (E) the time of the expiration of the Option or Stock Purchase Right, (F) the effect of the Optionee's or Purchaser's termination of employment or service with the Company or a Parent or Subsidiary of the Company on any of the foregoing, and (G) all other terms, conditions and restrictions applicable to the Option, Stock Purchase Right or such shares not inconsistent with the terms of the Plan;

                         (viii) to amend, modify, extend, or renew, or grant a
new Option or Stock Purchase Right in substitution for, any Option or Stock Purchase Right, or to waive any restrictions or conditions applicable to any Option, Stock Purchase Right or any shares acquired upon the exercise thereof;

                         (ix) to accelerate, continue, extend or defer the
exercisability of any Option or Stock Purchase Right or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's or Purchaser's termination of employment or service with the Company or a Parent or Subsidiary of the Company;

                         (x) to prescribe, amend or rescind rules, guidelines
and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the

                                       5.



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laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                     (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement or Restricted Stock Agreement used under the Plan and to make all other determinations and take such other actions with respect to the Plan or any Option or Stock Purchase Right as the Board may deem advisable to the extent consistent with the Plan and applicable law.

                     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and Purchasers and any other holders of any Options, Stock Purchase Right, or shares acquired upon the exercise thereof.

                  5. Eligibility for Options.

                     (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. For purposes of this Section 5(a), "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Company or any Parent or Subsidiary of the Company, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Company or any Parent or Subsidiary of the Company. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                     (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section 5(b), such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory stock option in part by reason of the limitation set forth in this Section 5(b), the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

                                       6.



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                     (c) For purposes of Section 5(b), Incentive Stock Options
shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                     (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

                  6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 19 of the Plan. All Incentive Stock Options shall be granted, if at all, before April 2, 2002, unless the Plan is sooner terminated pursuant to Section 15. Notwithstanding the foregoing, if the maximum number of shares of Common Stock issuable pursuant to the Plan as provided in Section 3 has been increased at any time, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Common Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

                  7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

                  8. Option Exercise Price and Consideration.

                     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                        (i) The per Share exercise price of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the effective date of grant of the Option; provided, however, that the per Share exercise price of an Incentive Stock Option granted to a Ten Percent Owner Optionee shall be no less than 110% of the Fair Market Value per Share on the effective date of grant of the Option.

                                       7.


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                       (ii) The per Share exercise price of a Nonstatutory Stock
Option shall be no less than 85% of the Fair Market Value per Share on the effective date of grant of the Option.

                     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash,
(ii) check, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

                  9. Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                     (a) An Option may not be exercised for a fraction of a Share.

                     (b) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

                                       8.



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                     (c) Exercise of an Option in any manner shall result in a
decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

                  11. Stock Purchase Rights.

                     (a) Rights to Purchase Restricted Stock. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any), and the time within which such person must accept such offer, which shall in no event exceed one-hundred twenty (120) days from the date of grant of the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

                     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Agreement shall be the original price paid by Purchaser and may be paid by cancellation of any indebtedness of the purchaser of the Company. The repurchase option with respect to the Restricted Stock shall lapse at such rate as the Administrator may determine.

                     (c) Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Agreements need not be the same with respect to each purchaser.

                     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

                                       9.



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                  12. Tax Withholding.

                     (a) The Company, in its sole discretion, shall have the right to require the Optionee or Purchaser, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company or any Parent or Subsidiary of the Company arising in connection with the Option, the Stock Purchase Right or the shares acquired thereunder. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to the acquisition of such Shares until such tax withholding obligations have been satisfied by the Optionee or the Purchaser.

                     (b) At the discretion of the Administrator, Optionees or Purchasers may satisfy withholding obligations as provided in this paragraph. When an Optionee or Purchaser incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee or Purchaser is obligated to pay the Company (or a Parent or Subsidiary of the Company) an amount required to be withheld under applicable tax laws, the Optionee or Purchaser may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by an Optionee or Purchaser to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                         (i) the election must be made on or prior to the
applicable Tax Date;

                         (ii) once made, the election shall be irrevocable as to
the particular Shares of the Option or Stock Purchase Right as to which the election is made;

                         (iii) all elections shall be subject to the consent or
disapproval of the Administrator;

                         (iv) if the Optionee or Purchaser is subject to Rule
16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                     (c) In the event the election to have Shares withheld is made by an Optionee or Purchaser and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee or Purchaser shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is

                                       10.



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exercised but such Optionee or Purchaser shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

                  13. Adjustments Upon Changes in Capitalization or Transfer of Control.

                     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                     (b) Transfer of Control.

                         (i) Definitions.

                                (A) An "Ownership Change Event" shall be deemed
to have occurred if any of the following occurs with respect to the Company: (1) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (2) a merger or consolidation in which the Company is a party; (3) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (4) a liquidation or dissolution of the Company.

                                (B) A "Transfer of Control" shall mean an
Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the Stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company, its successor, or the corporation or corporations to which the assets of the Company were

                                       11.

transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company, its successor or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                     (ii) Effect of Transfer of Control. In the event of a Transfer of Control the surviving continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options and/or Stock Purchase Rights or substitute for outstanding Options and/or Stock Purchase Rights substantially equivalent options or rights, as the case may be, for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Stock Purchase Rights in connection with a Transfer of Control, any unvested Restricted Stock shall be immediately vested in full as of the date ten
(10) days prior to the date of the Transfer of Control. The exercise of any Option or vesting of any Option or Restricted Stock that was permissible solely by reason of this Section 13(b)(ii) shall be conditioned upon the consummation of the Transfer of Control. Any Options or Stock Purchase Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or a Stock Purchase Right prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the agreement evidencing such Option or Stock Purchase Right except as otherwise provided in such agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or Stock Purchase Rights immediately prior to an Ownership Change Event described in
Section 13(b)(i)(A) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and Stock Purchase Rights shall not terminate unless the Board otherwise provides in its sole discretion.

                  14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such

                                       12.



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Option, or such other date as is determined by the Board; provided, however, that for an Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee, the date of grant shall be the date such person becomes an Employee. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

                  15. Amendment and Termination of the Plan.

                     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options and Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

                  16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                       13.

                  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  18. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

                  19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                  20. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

                  IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Grand Junction Networks, Inc. 1992 Stock Option Plan was duly amended by the Board on ____________________, 1995.



                                                ------------------------------


                                       14.